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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive Proxy Statement
/x/     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

            MERRILL LYNCH GROWTH FUND FOR INVESTMENT AND RETIREMENT
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
     22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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/x/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:
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                                             Merrill Lynch Growth Fund
                                             800 Scudders Mill Road
                                             Plainsboro, New Jersey 08536

[Logo]

                         IMPORTANT NOTICE

           PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
                      YOUR VOTE IS IMPORTANT

Dear Merrill Lynch Growth Fund for Investment and Retirement Shareholder:

     We are writing to ask your help in approving two proposals which were contained in the proxy statement dated May 23, 1995 that you received some time ago.

     For these proposals to even be considered, responses need to be received from a majority of the Fund's outstanding shares. To date, we have not received the necessary number of responses, and as a result do not have a quorum for the consideration of these issues. We believe adoption of both these proposals will benefit the Fund. Therefore, we are writing not merely to ask you to vote, but to ask that you vote in favor of the two proposals. Attached to this letter is a summary of the proposals discussed in the proxy statement.

     We have enclosed a proxy card and return envelope and would very much appreciate your taking a few minutes to vote your shares, sign, date and return your proxy. Thank you in advance for your help in enabling your Fund to resolve these important matters.

July 14, 1995

               Arthur Zeikel            Stephen C. Johnes
               President                Vice President and Portfolio Manager

            MERRILL LYNCH GROWTH FUND FOR INVESTMENT AND RETIREMENT Summary of Two Proposals Contained in the May 23, 1995 Proxy Statement

     The first proposal concerns the recommendation to change the Fund from a diversified to a non-diversified mutual fund. The second proposal would permit the Fund to invest up to 5% of its total assets in debt securities rated investment grade or below investment grade or in unrated debt securities which, in the judgment of the Fund's investment manager, Merrill Lynch Asset Management, L.P. ("MLAM"), possess similar credit characteristics as debt securities rated below investment grade (commonly known as "junk bonds").

     MLAM believes that changing the Fund from diversified to non-diversified, as those terms are defined in the Investment Company Act of 1940, would increase the flexibility with which MLAM could manage the Fund's assets. In this regard, the Fund seeks to achieve its investment objective in part by taking positions in certain individual issuers, each of which represents more than 5% of the Fund's total assets and by taking larger than 10% positions in the voting securities of smaller capitalization issuers. Currently, the Fund may invest no more than 25% of its total assets in a combination of larger than 5% and 10% positions. MLAM believes that it would be beneficial to change the Fund's status to non-diversified so that the Fund will not have to forego attractive investment opportunities or, alternatively, liquidate existing positions prematurely prior to entering into new positions, in order to stay within the 25% limit. As a non-diversified fund, the Fund would be able to invest an additional 25% (i.e., a total of 50%) of its assets in larger than 5% and 10% positions. MLAM believes that there are situations where the prospects for enhanced performance from these relatively large positions outweigh the risk that the value of the Fund's investments will decline. To the extent MLAM's expectations are borne out, shareholders will realize a greater return on any such investment than had the Fund been forced to continue to limit its larger than 5% and 10% positions as a diversified fund. Of course, there can be no assurance that the securities of any issuer will perform as management of the Fund expects.

     You are also being asked to vote on a proposal that would permit the Fund to invest up to 5% of its total assets in debt securities rated investment grade or below investment grade or in unrated securities which, in the judgment of MLAM, possess similar credit characteristics as debt securities rated below investment grade. MLAM believes permitting the Fund to invest in such securities will enable the Fund to take advantage of a number of investment opportunities, particularly in the overseas markets. Investment in "junk bonds" involves substantial risk, and there can be no assurance the Fund will be able to take advantage of opportunities in these securities. MLAM believes, however, that permitting the Fund to invest up to 5% of its total assets in junk bonds will benefit the Fund by giving it the flexibility to invest in such securities when MLAM believes attractive opportunities exist.